As filed with the Securities and Exchange Commission on February 23, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUMMIT THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1979717
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

601 Brickell Key Drive, Suite 1000

Miami, FL

(Address of Principal Executive Offices)

2020 Stock Incentive Plan

(Full Title of the Plans)

Robert Duggan

Co-Chief Executive Officer

Summit Therapeutics Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

(305) 203-2034

Mahkam Zanganeh

Co-Chief Executive Officer

Summit Therapeutics Inc.

601 Brickell Key Drive, Suite 1000

Miami, FL 33131

(305) 203-2034

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Adam Finerman, Esq.

Baker & Hostetler LLP

45 Rockefeller Plaza

New York, NY 10111

Telephone: (212) 589-4233

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Summit Therapeutics Inc. (the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an aggregate of 6,400,000 additional shares of Common Stock that were added to the shares authorized for issuance under, and in accordance with, the Registrant’s Amended and Restated 2020 Stock Incentive Plan (the “Plan”), effective January 1, 2026. The Registrant previously registered shares of Common Stock for issuance under the Plan under Registration Statements on Form S-8 filed with the Commission on October  5, 2020 (File No. 333-249313), April  6, 2022 (File No. 333-264163), May  1, 2024 (File No. 333-279024) and May  19, 2025 (File No. 333-287402). Pursuant to General Instruction E to Form S-8 this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced in the preceding sentence.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act. The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be delivered to the participants in the plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which have been filed with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 23, 2026;

(b)	The Registrant’s Current Reports on Form 8-K filed on January 29, 2026; and

(c)

The description of the Registrant’s Common Stock contained on the Registrant’s registration statement on Form 8-K dated September 18, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
Number	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 18, 2020)

4.2	Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 29, 2022)

4.3	Amendment No. 2 to Restated Certificate of Incorporation, dated January 19, 2023 (incorporated by reference to Exhibit 5.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 20, 2023)

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 18, 2020)

5.1	Opinion of Baker & Hostetler LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated 2020 Stock Incentive Plan, dated October 12, 2023 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-279024), filed with the Commission on May 1, 2024)

99.2	Form of Option Award under 2020 Stock Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File. No. 333-287402) filed with the Commission on May 19, 2025)

99.3	Form of Restricted Stock Unit Agreement under 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K, filed with the Commission on September 29, 2020)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 23, 2026.

SUMMIT THERAPEUTICS INC.

By:	/s/ Robert W. Duggan
Robert W. Duggan
Co-Chief Executive Officer and Executive Chairman (Principal Executive Officer)

By:	/s/ Mahkam Zanganeh
Dr. Mahkam Zanganeh
Co-Chief Executive Officer, President and Director (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Duggan, Mahkam Zanganeh and Manmeet Soni, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Position	Date

/s/ Robert W. Duggan Robert W. Duggan	Co-Chief Executive Officer and Executive Chairman (Principal Executive Officer)	February 23, 2026

/s/ Mahkam Zanganeh Dr. Mahka m Zanganeh	Co-Chief Executive Officer, President and Director (Principal Executive Officer)	February 23, 2026

/s/ Manmeet S. Soni Manmeet S. Soni	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial Officer)	February 23, 2026

/s/ Bhaskar Anand Bhaskar Anand	Head of Finance and Chief Accounting Officer (Principal Accounting Officer)	February 23, 2026

/s/ Robert F. Booth Dr. Robert F. Booth	Director	February 23, 2026

/s/ Alessandra Cesano Alessandra Cesano	Director	February 23, 2026

/s/ Kenneth Clark Kenneth Clark	Director	February 23, 2026

/s/ Jeff Huber Jeff Huber	Director	February 23, 2026

/s/ Mostafa Ronaghi Mostafa Ronaghi	Director	February 23, 2026

/s/ Yu Xia Dr. Yu Xia	Director	February 23, 2026